                                    EXHIBIT 7(3)














                                LJL BIOSYSTEMS, INC.


                           REGISTRATION RIGHTS AGREEMENT


                                  JANUARY 25, 1999

                                 LJL BIOSYSTEMS, INC.

                            REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "AGREEMENT") is made as of the 25th day of January, 1999, by and among LJL BioSystems, Inc., a Delaware corporation (the "COMPANY") and the investors listed on ATTACHMENT A hereto, each of which is herein referred to as an "INVESTOR."

                                       RECITALS

     The Company and the Investors have entered into a Common Stock Purchase Agreement (the "PURCHASE AGREEMENT") of even date herewith pursuant to which the Company has agreed to sell to the Investors and the Investors have agreed to purchase from the Company shares of the Company's Common Stock.

     ALL TERMS NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED IN THE PURCHASE AGREEMENT.

     A condition to the Investors' obligations under the Purchase Agreement is that the Company and the Investors enter into this Agreement in order to provide the Investors with certain rights to register the Securities acquired by the Investors subject to the Purchase Agreement. The Company and the Investors each desire to induce the Investors to purchase the Securities pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein.

                                      AGREEMENT

     The parties hereby agree as follows:

          1. REGISTRATION RIGHTS. The Company and the Investors covenant and agree as follows:

               1.1 DEFINITIONS. For purposes of this Section 1 (terms defined in the singular shall apply to the plural form and vice-versa):

                    (a) The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "ACT"), and the declaration or ordering of effectiveness of such registration statement or document;

                    (b) The term "REGISTRABLE SECURITIES" means (i) the shares of Common Stock issued or sold in connection with the Purchase Agreement (such shares of Common Stock are collectively referred to hereinafter as the "SHARES" or "STOCK"), and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Stock, PROVIDED, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not
assigned.   Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not
(A) been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) been sold in a transaction exempt from the registration and prospectus delivery requirements of the Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale or (C) with regard to any individual Holder, become eligible for sale in any three month period pursuant to Rule 144;

                    (c) The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

                    (d) The term "HOLDER" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with this Agreement;

                    (e) The term "FORM S-3" means such form under the Act as in effect on the date hereof or any successor form under the Act; and

                    (f) The term "SEC" means the Securities and Exchange Commission.

               1.2 FORM S-3 REGISTRATION. Subject to the terms and conditions of this Agreement, on or before the date that is six (6) months following the Closing (the "S-3 DATE"), the Company will file with the SEC a registration statement on Form S-3 and will use its best efforts to effect such registration and any related qualification or compliance with respect to all Registrable Securities owned by the Holders as soon as practicable thereafter. If the Company does not file with the SEC a registration statement on Form S-3 by the date that is 30 days after the S-3 Date (the "S-3 Filing Deadline"), the Company agrees to pay the Purchasers, as liquidated damages, an amount equal to Two Hundred Fifty Thousand Dollars ($250,000) on the day immediately after the S-3 Filing Deadline, provided however, that notwithstanding the above, the Company shall not pay any such damages if the Company defers filing a registration statement on Form S-3 pursuant to subsection 1.2(b)(i) or subsection 1.2(b)(ii) below. Accordingly, the Company will:

                    (a) promptly give written notice of the registration, and any related qualification or compliance, to all Holders;

                    (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be necessary and as would permit or facilitate the sale and distribution of all of the Holders' Registrable Securities; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.2 if (i) the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a reasonable period of time, which shall not exceed thirty (30) days after the S-3 Filing Deadline, under this Section 1.2 or (ii) if Form S-3 is not available for such offering by the Holder(s), provided, however, that if Form S-3 is not available, Company shall file the Form S-3 registration statement once it is available; and

                    (c) any and all expenses incurred in connection with a registration requested pursuant to this Section 1.2 shall be borne by the Company, including all registration, filing, qualification, printers' and accounting fees but excluding any underwriters' discounts or commissions and any fees and disbursements of any counsel for the selling Holders (such fees or discounts, if any, to be borne pro rata by the Holders participating in the registration).

               1.3  OBLIGATIONS OF THE COMPANY. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                    (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and to keep such registration statement effective for a period of three (3) years after the date on which the registration statement is declared effective or such shorter period: (i) when all of the Registrable Securities covered by the registration statement are sold; or (ii) when Rule 144(k) is available to each of the Investors.

                    (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                    (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                    (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                    (e) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. In such circumstance, the Company will use reasonable commercial efforts to promptly update such prospectus to correct such untrue statement or disclose the necessary material facts within the period of time the Company may delay sales under Section 1.4(a)(iii) below.


               1.4 RESTRICTIONS ON AND PROCEDURE FOR SALES PURSUANT TO A REGISTRATION STATEMENT.

                    (a)  Each Holder agrees to the following:

                         (i)    NOTICE TO COMPANY.  If any Holder shall propose
to sell any Shares, the Holder shall notify the Company of its intent to do so on or before one (1) business day prior to the date of such sale (the "Notice of Sale"), and the provision of the Notice of Sale to the Company shall conclusively be deemed to establish an agreement by such Holder to comply with the registration provisions herein described. The Notice of Sale shall be deemed to constitute a representation that any information previously supplied by such Holder is accurate as of the date of such Notice of Sale.

                         (ii)   NOTICE OF SALE.  The Notice of Sale in
substantially the form attached as ATTACHMENT B shall be given in accordance with the provisions of Section 2.5 hereof. However, the Holder may give the Notice of Sale orally by telephoning the current Chief Financial Officer at the Company at (408) 448-0542. An oral Notice of Sale shall be deemed to have been received only at such time as the Selling Holder speaks directly with the current Chief Financial Officer. In addition, an oral Notice of Sale shall only be deemed effective if it is followed by a written Notice of Sale received by the Company by personal delivery or facsimile within twenty-four (24) hours after giving the oral Notice of Sale.

                         (iii)  DELAY OF SALE.  The Company may refuse to
permit the Holder to resell any Shares for a period of time not to exceed forty five (45) days; provided, however, that in order to exercise this right, the Company must deliver a certificate in writing to the Holder to the effect that the registration statement in its then current form contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. During any suspension period as contemplated by this
Section 1.4 (a)(iii), of which there shall be no more than three (3) in any twelve (12) month period, the Company will not allow any of its officers or directors to buy or sell shares of the Company's securities.

                    (b) REPRESENTATIONS OF HOLDERS. Each Holder hereby represents to and covenants with the Company that, during the period in which any registration statement effected pursuant to Section 1.2 remains effective, such Holder will:

                         (i)    not engage in any stabilization activity in
connection with any of the Company's securities;

                         (ii)   cause to be furnished to any purchaser of the
Shares and to the broker-dealer, if any, through whom Shares may be offered, a copy of the Prospectus; and

                         (iii)  not bid for or purchase any securities of the
Company or any rights to acquire the Company's securities, or attempt to induce any person to purchase any of the Company's securities or any rights to acquire the Company's securities, in each case, other than as permitted under the Securities Exchange Act of 1934, as amended ("Exchange Act").

                    (c) INFORMATION FOR USE IN REGISTRATION STATEMENT. Each Holder represents and warrants to the Company that such Holder has completed the information requested by the Selling Holder's Questionnaire attached as ATTACHMENT C hereto (the "Questionnaire"), and further represents and warrants to the Company that all information provided by such Holder in the Questionnaire is true, accurate and complete. Each Holder understands that the written information in the Questionnaire and all written representations made in this Agreement are being provided to the Company specifically for use in, or in connection with, the registration statement and the Prospectus, and has executed this Agreement with such knowledge.

               1.5 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

               1.6 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any dispute that might arise with respect to the interpretation or implementation of this Section 1.

               1.7 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

                    (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the

Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                    (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.7(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.7(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

                    (c) Promptly after receipt by an indemnified party under this Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 1.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7.

                    (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by a Holder under this Subsection 1.7(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                    (e)  The obligations of the Company and Holders under this
Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1.

               1.8 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                    (a) make and keep public information available, as those terms are understood and defined in Rule 144, so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

                    (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                    (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

                    (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.9 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of at least 150,000 shares of such securities, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, which information shall amend Attachment A hereto; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

          2.   MISCELLANEOUS.

               2.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               2.2 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

               2.3 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               2.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               2.5 NOTICES. Unless otherwise provided herein, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier and addressed to a Holder to be notified at such party's address as set forth on ATTACHMENT A hereto or to the Company at its address on its signature page hereto, or as subsequently modified by written notice. In the event that any date provided for in this Agreement falls on a Saturday, Sunday or legal holiday, such date shall be deemed extended to the next business day. Notwithstanding the foregoing, any notice delivered pursuant to Section 1.3(e) or Section 1.4 hereto must be made by personal delivery or confirmed facsimile transmission.

               2.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               2.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

               2.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(x) such provision shall be excluded from this Agreement, (y) the balance of the Agreement shall be interpreted as if such provision were so excluded and (z) the balance of the Agreement shall be enforceable in accordance with its terms.

               2.9 ENTIRE AGREEMENT. This Agreement, and the documents referred to herein (with the exception of the registration statement) constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.



                               [SIGNATURE PAGES FOLLOW]

     The parties have executed this Registration Rights Agreement as of the date first written above.

                                        COMPANY:


                                        LJL BIOSYSTEMS, INC.


                                        By: /s/ Lev Leytes
                                           -------------------------------------
                                           Name:    Lev Leytes
                                                --------------------------------
                                           Title:   CEO
                                                 -------------------------------
                                           Address: 404 Tasman Drive
                                                    ----------------------------
                                                    Sunnyvale, Ca  94089
                                                    ----------------------------

     The parties have executed this Registration Rights Agreement as of the date first written above.


                                        THE BAY CITY CAPITAL FUND I, L.P.


                                        By:  BAY CITY CAPITAL MANAGEMENT LLC
                                        Its:  General Partner


                                        By: /s/ Roger H. Salquist
                                           -------------------------------------
                                           Name:   Roger H. Salquist
                                                   -----------------------------
                                           Title:  Managing Partner
                                                   -----------------------------

     The parties have executed this Registration Rights Agreement as of the date first written above.




                                        SKYLINE VENTURE PARTNERS, L.P.


                                        By:  Skyline Venture Management LLC
                                        Its:  General Partner


                                        By: /s/ John Freund
                                           ----------------------------------
                                           John Freund
                                           Managing Director

     The parties have executed this Registration Rights Agreement as of the date first written above.




                                        THE KAUFMANN FUND, INC.


                                        By: /s/ Hans P. Hutsch
                                           -------------------------------------
                                           Hans P. Utsch
                                           President

                                     ATTACHMENT A

                                      INVESTORS

                                                        No. of Shares
Name/Address                                           of Common Stock
------------                                           ---------------
The Bay City Capital Fund I, L.P.                          857,143
The Kaufmann Fund, Inc.                                    857,143
Skyline Venture Partners, L.P.                             285,714


                                     ATTACHMENT B

                                 LJL BIOSYSTEMS, INC.

                                    NOTICE OF SALE



     Pursuant to the Registration Rights Agreement dated as of __________, 1999 among LJL BioSystems, Inc. (the "Company"), the undersigned and certain stockholders of the Company, the undersigned hereby gives notice to the Company of the undersigned's intent to sell _______ shares of the Company's Common Stock registered pursuant to the registration statement on (File No.__________).




Dated:   ______________, 199__          By:
                                           ---------------------------------
                                                       (signature)





                                        Name:
                                             -------------------------------
                                                         (print)





                                        Title:
                                              ------------------------------
                                                      (if applicable)









     [NOTE: THIS NOTICE OF SALE MUST BE COMPLETED AND DELIVERED (VIA PERSONAL DELIVERY OR FACSIMILE) TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY ON OR BEFORE ONE (1) BUSINESS DAY BEFORE THE DATE OF SALE OF THE SHARES OF THE COMPANY'S COMMON STOCK REGISTERED PURSUANT TO THE REGISTRATION STATEMENT.]

                                    ATTACHMENT C

                                LJL BIOSYSTEMS, INC.

                        SELLING STOCKHOLDER'S QUESTIONNAIRE

     In connection with the LJL BioSystems, Inc. (the "Company") Registration Statement (File No. ___________ ) registering certain shares of the Company's Common Stock, the undersigned represents and warrants that the information set forth below is true, accurate and complete:

     1. As of the date hereof, the undersigned beneficially owns ______ shares of the Company's Common Stock.

     2. Except as described below, the undersigned has not had a material relationship with the Company or any of its predecessors or affiliates within the last three years.

     The term "material relationship" has not been defined by the Securities and Exchange Commission (the "SEC"). However, the SEC has indicated that it will probably construe as a "material relationship" any relationship which tends to prevent arms length bargaining in dealings with a company, whether arising from a close business connection or family relationship, a relationship of control or otherwise. It seems prudent, therefore, to consider that the undersigned would have such a relationship, for example, with any organization of which the undersigned is an officer, director, trustee or partner or in which the undersigned owns, directly or indirectly, ten percent (10%) or more of the outstanding voting stock, or in which the undersigned has some other substantial interest, and with any person or organization with whom the undersigned has, or with whom any relative or spouse (or any other person or organization as to which the undersigned has any of the foregoing other relationships) has, a contractual relationship.

     If applicable, please describe the material relationship with the Company:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        Holder


                                        ----------------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------